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                                                                      EXHIBIT 10


                                 FIRST AMENDMENT
                                       TO
                               SEVERANCE AGREEMENT


     This First Amendment to Severance Agreement (this "First Amendment"), dated as of this ___ day of ________, 1999, amends that certain Severance Agreement dated as of , 1999, by and between Apogee Enterprises, Inc., a Minnesota corporation (the "Company"), and _______________ (the "Executive"), a resident of the State of Minnesota (the "Agreement").

     WHEREAS, the Agreement specifies the financial arrangements that the Company will provide to Executive upon Executive's separation from employment with the Company under the circumstances described therein; and

     WHEREAS, the parties desire to amend the Agreement in the manner set forth herein in order to enhance the Company's ability to attract and retain highly qualified people.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Section 4(i)(b)(II) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(II) twenty-four (24) times the sum of (A) Executive's monthly base salary (as in effect in the month preceding the month in which the termination becomes effective or as in effect in the month preceding the Change in Control, whichever is higher) and (B) one-twelfth (1/12) of the Target Bonus;"

     2. Section 4(iii) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(iii) Upon the occurrence of a Change in Control, the Company shall cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") to the "Total Payments" (as defined in
     Section 4(iv) below) to be received by Executive. If such auditors determine that, after taking into account the provisions of Section 4(iv) hereof, any of the Total Payments would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such tax (such excise tax, together with interest and penalties, are collectively referred to as the "Excise Tax"), then, in addition to any amounts payable under foregoing provisions of this Section 4, the Company shall pay an additional cash payment (a "Gross-Up Payment") within 30 days of such determination equal to the Excise Tax imposed on the Total
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     Payments, including any Excise Tax or any other income taxes that may be imposed on such Gross-Up Payment. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by Executive, Executive will be entitled to receive a Gross-Up Payment calculated on the basis of the Total Payments reported by him in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed on the Total Payments than is determined by the Company's independent auditors or reflected in Executive's tax return pursuant to this subparagraph (iii), Executive shall be entitled to receive the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority from the Company within 30 days of such determination."

     3. Section 4(iv) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(iv) As used herein, "Total Payments" shall mean, collectively, any payment or benefit received or to be received by Executive in connection with a Change in Control of the Company or termination of Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, contract, agreement or arrangement with the Company, with any person whose actions result in a Change in Control of the Company or with any person constituting a member of an "affiliated group" as defined in
     Section 280G(d)(5) of the Code) with the Company or with any person whose actions result in a Change in Control of the Company. For purposes of calculating Total Payments, (a) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment of the Severance Payment shall be taken into account; (b) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company and acceptable to Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; (c) the value of any benefit provided by Section 4(i)(f) of this Agreement shall not be taken into account in computing Total Payments; and (d) the value of any other non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. In case of uncertainty as to whether all or some portion of a payment is or is not payable to Executive under this Agreement, the Company shall initially make the payment to Executive, and Executive agrees to refund to the Company any amounts ultimately determined not to have been payable under the terms hereof."

     4. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

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     5. This First Amendment constitutes an amendment of the Agreement in conformity with and pursuant to the terms of Section 7 of the Agreement. Except as expressly amended herein, all terms set forth in the Agreement shall continue in full force and effect.

     6. The operative terms of this First Amendment may be inserted into a First Amended and Restated Agreement by the parties and shall have a date as of the day and year first set forth herein.

     7. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this First Amendment and the performance of the obligations imposed by this First Amendment.


     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

                                           APOGEE ENTERPRISES, INC.


                                           By___________________________
                                             Its________________________

                                           EXECUTIVE


                                           _____________________________

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